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                                                                     Exhibit 3.3

                     ARTICLES OF INCORPORATION OF GR-MONTANA

                      DEPARTMENT OF THE SECRETARY OF STATE
                                     OF THE

                                STATE OF MONTANA

                                BE IT KNOWN THAT

                           GOLD RESERVE MINING COMPANY

            In accordance with the provisions of the laws of the State of Montana on the thirteenth day of November A. D. 1956, caused its Articles of Incorporation to be filed in the office of the County Clerk of Gallatin County, State of Montana, in which county the principal business of said company is to be transacted.

            Now, therefore, I, S. C. Arnold, Secretary of State of the State of Montana, do hereby certify that a copy of the Articles of Incorporation of

                           GOLD RESERVE MINING COMPANY

certified by the County Clerk of the aforesaid County, and containing the required statement of facts prescribed by law has been filed in this office, and that such corporation is a body politic and corporate, and is authorized to do business in the State of Montana for a term of forty years.

                                     WITNESS my official Signature
                                     hereunto subscribed and the Great
                                     Seal of the State of Montana,
                                     hereunto affixed this sixth day of
                                     December in the year one thousand
                                     nine hundred and fifty-six.

                                     S.C. Arnold
                                     Secretary of State

                                     By
                                     Deputy


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                            ARTICLES OF INCORPORATION
                                       OF
                           GOLD RESERVE MINING COMPANY
                              A Montana Corporation

            We, the undersigned, DELBROOK LICHTENBERG, WILLIAM FORAN, OLIVER EBERT, DON B. BENNETT and H.B. LANDOE, do by these presents, pursuant to and in conformity with Section 15-108 of the Revised Codes of Montana, 1947, associate ourselves together to form a corporation, and do hereby certify that:

                                       I.

            The name of the Corporation is:

                           GOLD RESERVE MINING COMPANY

                                       II.

            The purposes for which said Corporation is formed are as follows:

            A. To acquire, hold, work and operate mines and lodes bearing gold, silver and other associate minerals and to acquire, own and use water, water rights, system for the use, treatment and distribution of water, millsites and mills incident to the extraction, treatment and reduction of the ores of said minerals, and from time to time, to sell and convey such mines, mills, water rights and ores.

            B. To locate mining claims and to acquire, buy, sell and lease all types of real estate including mining claims, agricultural lands and buildings.

            C. To purchase real estate and to erect buildings and improvements of any kind or nature whatsoever, including the laying out and platting of subdivisions, and the locating, laying out and constructing of roads, bridges, water mains, gas and oil mains, drifts, tunnels, power plants or any other structure necessary or incidental to the purposes and objects of this corporation.

            D. To explore for oil and gases, and to drill, operate, own, buy and sell oil and gas wells, oil and gas leases and royalties or any other interest incidental to the ownership, development or operation of oil and gas wells.

            E. To purchase, hold, pledge, transfer, sell or otherwise dispose of or deal in the shares of the capital stock, bonds, debentures, notes or other securities or assets or evidences of indebtedness of any corporation; to receive, collect and disburse dividends, interest or other income of any such securities held by it, and to do any and all acts and things tending to increase the value of said corporation; to issue bonds and secure the same by pledge or deed of trust, of or upon any part of such securities or other property owned or held by the Corporation, and to sell or pledge such bonds for corporate purposes, and in the promotion of its corporate business, and to purchase, receive hold, and dispose of any securities of any person or corporation, whether such securities be bonds, mortgages, debentures, notes, shares of capital stock or otherwise and in respect to any such securities to exercise any and all rights and privileges of ownership thereof and generally to act as investment brokers, agents or principals; to borrow and lend money and negotiate loans; to draw, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons and other securities; to issue on commission, subscribe for, take, acquire, hold, sell, exchange and deal in shares, bonds, obligations and securities of any government authority or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all types and to finance and refinance the same.

            In general, to carry on any other lawful business whatsoever, in connection with the foregoing which is calculated, designed or intended to promote the interests of the corporation, or to enhance the value of its properties.

                                      III.

            The principal business of said corporation shall be transacted and its principal office shall be kept at Bozeman, Montana.


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                                       IV.

            The term for which said Corporation is to exist is forty (40) years from and after the issuance of a Certificate of Incorporation by the Secretary of State.

                                       V.

            The number of directors who shall manage the business affairs of said corporation shall be five, and the names and residences of the five directors who shall manage the business and affairs of the said corporation for the first three months and until their successors are elected and qualified are:

             DELBROOK LICHTENBERG            Ennis, Montana
             WILLIAM FORAN                   Seattle, Washington
             OLIVER EBERT                    White Sulphur Springs, Montana
             DON B. BENNETT                  Bozeman, Montana
             H. B. LANDOE                    Bozeman, Montana

                                       VI.

            The capital stock of said Corporation shall be $3,000,000 divided into 30,000,000 shares with the par value of 10 cents per share.

                                      VII.

            The amount of capital stock actually subscribed is as follows:

             DELBROOK LICHTENBERG            100 shares              $10.00
             WILLIAM FORAN                   100 shares              $10.00
             OLIVER EBERT                    100 shares              $10.00
             DON B. BENNETT                  100 shares              $10.00
             H. B. LANDOE                    100 shares              $10.00

            Witness our hands this 17th day of October, 1956.


                                             /s/  DELBROOK LICHTENBERG
                                             ---------------------------------
-----------------------------------------
                                             /s/  WM. T. FORAN
                                             ---------------------------------
-----------------------------------------
                                             /s/  OLIVER EBERT
                                             ---------------------------------
-----------------------------------------
                                             /s/  DON B. BENNETT
                                             ---------------------------------
-----------------------------------------
                                             /s/  H.B. LANDOE
                                             ---------------------------------

STATE OF MONTANA     )
                     ss
County of Gallatin   )

            On this 17th day of October, A.D., 1956, before me, JOSEPH B. GARY, a Notary Public for the State of Montana, personally appeared DELBROOK LICHTENBERG, WILLIAM FORAN, OLIVER EBERT, DON B. BENNETT and H. B. LANDOE, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they had executed the same.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.


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                                   /s/ JOSEPH B. GARY
                                   --------------------------------------------
(NOTARIAL SEAL)                    Notary Public for the State of Montana
                                   Residing at Bozeman, Montana
                                   My commission expires June 1, 1957





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